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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Amendment Number 1 to the Registration Statement on Form F-3 of our report dated March 27, 2002, except for Note 3 which is as of October 18, 2002, relating to the financial statements and financial statement schedules of American Country Holdings, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP


Chicago, Illinois
December 4, 2002